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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ImmunoGen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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830 Winter Street, Waltham, MA 02451                                      TEL: (781) 895-0600 FAX: (781) 895-0610

October 1, 2008

Dear Shareholder:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders of ImmunoGen, Inc. to be held on Wednesday, November 12, 2008 beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts.

        The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the matters that will be presented at our annual meeting. The agenda for the meeting includes proposals to elect eight members to our Board of Directors and to increase the number of shares issuable pursuant to our 2006 Employee, Director and Consultant Equity Incentive Plan. The Board of Directors recommends that you vote FOR the election of its slate of directors and FOR the proposed increase in the number of shares issuable under our 2006 Plan.

        Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Whether or not you expect to attend the meeting in person, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card, or vote via the Internet or telephone, promptly and in accordance with the instructions set forth in either the Notice Regarding the Availability of Proxy Materials that you received or on the proxy card. This will ensure your proper representation at our annual meeting.

Sincerely,

MITCHEL SAYARE, Ph.D. Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 12, 2008

To Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImmunoGen, Inc. will be held on Wednesday, November 12, 2008 beginning at 11:00 a.m., local time, at ImmunoGen's offices, 830 Winter Street, Waltham, Massachusetts, for the following purposes:

  1.
  To fix the number of members of the Board of Directors at eight;

  2.
  To elect eight members of the Board of Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

  3.
  To approve an amendment to the 2006 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder.

  4.
  To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on September 17, 2008 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting. We began mailing the Notice Regarding the Availability of Proxy Materials on or about October 1, 2008. Our proxy materials, including this proxy statement and our 2008 annual report, will also be available on or about October 1, 2008 on the website referred to in the Notice Regarding the Availability of Proxy Materials.

        You are cordially invited to attend the annual meeting in person, if possible. Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy and return it in the envelope enclosed for this purpose, or vote via the Internet or by telephone, as soon as possible. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors

CRAIG BARROWS Secretary

October 1, 2008

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
VOTING SECURITIES	4
ELECTION OF DIRECTORS (Notice Item 1 and Item 2)	6
CORPORATE GOVERNANCE	9
DIRECTOR COMPENSATION	16
AMENDMENT TO 2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER (Notice Item 3)	18
EXECUTIVE OFFICERS	23
EXECUTIVE COMPENSATION	24
REPORT OF THE COMPENSATION COMMITTEE	39
REPORT OF THE AUDIT COMMITTEE	39
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	41
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	41
CERTAIN MATTERS RELATING TO PROXY MATERIALS	41
OTHER MATTERS	42
ANNUAL REPORT ON FORM 10-K	42
EXHIBIT A—2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN (as amended on September 24, 2008)	A-1

830 Winter Street
Waltham, Massachusetts 02451
781-895-0600

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

        We are making these proxy materials available to you on or about October 1, 2008 in connection with the solicitation of proxies by the Board of Directors of ImmunoGen, Inc. ("ImmunoGen") for our 2008 annual meeting of shareholders, and any adjournment or postponement of that meeting. The meeting will be held on Wednesday, November 12, 2008 beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts 02451. You are invited to attend the meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting in person to vote your shares. Instead, you may have your shares voted at the meeting on your behalf by following the instructions below to submit your proxy on the Internet. Alternatively, if you requested and received a printed copy of these materials, you may complete, sign and return the accompanying proxy card or submit your proxy by telephone as described below in order to have your shares voted at the meeting on your behalf.

        We intend to mail a Notice Regarding the Availability of Proxy Materials (referred to elsewhere in this proxy statement as the "Notice"), to all shareholders of record entitled to vote at the annual meeting on or about October 1, 2008. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet or by phone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  To fix the number of members of our Board of Directors at eight;

  •
  To elect eight members of our Board of Directors; and

  •
  To approve an amendment to our 2006 Employee, Director and Consultant Equity Incentive Plan, or the 2006 Plan, to increase the number of shares of common stock authorized for issuance thereunder.

Who can attend and vote at the meeting?

        Shareholders of record at the close of business on September 17, 2008 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this proxy statement indicates the number of shares of common stock that you own and are entitled to vote at the meeting.

What constitutes a quorum at the meeting?

        The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on September 17, 2008, the record date, will constitute a quorum for purposes of the meeting. On the record date, 50,789,002 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described below) will be counted as present.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the meeting, we urge you to either

  •
  vote on the Internet pursuant to the instructions provided in the Notice you received by mail, or

  •
  request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either

  •
  complete, sign, date and return the proxy card you will receive in response to your request, or

  •
  vote by telephone (toll-free) in the United States or Canada, in accordance with the instructions on the proxy card.

        Requests for printed copies of the proxy materials should be made no later than October 29, 2008 to ensure that they will be received in time for you to cast your vote on a timely basis.

        If you properly complete and deliver your proxy (whether electronically, by mail or by telephone) and it is received by 11:59 p.m. Eastern Time on November 11, 2008, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

  •
  FOR the proposal to fix the number of members of our Board of Directors at eight;

  •
  FOR the election of the eight nominees named below under "Election of Directors;" and

  •
  FOR approval of the amendment to the 2006 Plan to increase the number of shares of common stock authorized for issuance thereunder.

        If any other matter properly comes before the meeting or at any adjournments or postponements thereof, your proxy will vote your shares in his discretion. At present we do not know of any other business that is intended to be brought before or acted upon at the meeting.

How do I vote if my shares are held by my broker?

        If your shares are held by your broker in "street name," you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker. If your shares are held in "street name" and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy, identifying you as an ImmunoGen shareholder, authorizing you to act on behalf of the broker at the meeting and specifying the number of shares with respect to which the authorization is granted.

What discretion does my broker have to vote my shares held in "street name"?

        A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker generally may vote your shares in its discretion, depending on the type of proposal involved. Under NASDAQ Stock Market rules, there are certain matters on which brokers may not vote without specific instructions from you. If such a matter comes before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on that matter, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal broker non-votes will not be counted as votes cast or shares voting. Pursuant to NASDAQ Stock Market rules, brokers do not have discretion to vote your shares on the proposal to approve an amendment to the 2006 Plan without specific instructions from you, and your failure to instruct your broker how to vote on this item will result in a broker non-vote.

Can I change my vote after I have already voted?

        Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

  •
  Deliver to our corporate secretary a written notice revoking your earlier vote; or

  •
  Submit a properly completed and signed proxy card with a later date; or

  •
  Vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on November 11, 2008); or

  •
  Vote in person at the meeting.

        Your last dated proxy card or vote cast will be counted. Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.

        If your shares are held in "street name," you should contact your broker for instructions on changing your vote.

How are votes counted?

  •
  Election of directors.  The eight nominees who receive the highest number of "For" votes will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will have no effect on the outcome of the election.

  •
  Other business.  The proposal to fix the number of members of our Board of Directors at eight, approval of the proposed amendment to the 2006 Plan and approval of all other business that may properly come before the meeting require in each case the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is ImmunoGen soliciting proxies?

        We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material. In addition, we have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

VOTING SECURITIES

Who owns more than 5% of our stock?

        On September 17, 2008, there were 50,789,002 shares of our common stock outstanding. On that date, to our knowledge there was one shareholder who owned beneficially more than 5% of our common stock. The table below contains information, as of the date noted below, regarding the beneficial ownership of this entity.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Ziff Asset Management, L.P.(1)	7,812,500	15.4%
PBK Holdings, Inc.
Philip B. Korsant
ZBI Equities, L.L.C.

    (1)
    Based on a Schedule 13G filed with the SEC on June 30, 2008 reporting beneficial ownership as of June 20, 2008. The filing reported that each reporting entity had shared voting and investment power with respect to all the shares reported. The reporting entities' address is 283 Greenwich Avenue, Greenwich, Connecticut 06830.

How much stock do ImmunoGen's directors and executive officers own?

        The following information is furnished as of September 17, 2008, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer); (2) our other executive officers; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned	Percent of Class(1)
David W. Carter(2)	112,714	**
Stephen C. McCluski(3)	6,052	**
Nicole Onetto, MD(4)	18,347	**
Mitchel Sayare, Ph.D.(5)	1,481,622	2.9%
Mark Skaletsky(6)	98,973	**
Joseph J. Villafranca, Ph.D.(7)	23.481	**
Richard J. Wallace(8)	4,440	**
Daniel M. Junius(9)	270,000	**
John M. Lambert, Ph.D.(10)	501,125	**
John A. Tagliamonte	—	—
All directors and executive officers as a group (10 persons)(11)	2,516,754	4.8%

    *
    Unless otherwise indicated, the address is c/o ImmunoGen, Inc., 830 Winter Street, Waltham, Massachusetts 02451.

    **
    Less than 1.0%.

    (1)
    The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of September 17, 2008 are outstanding.

    (2)
    Includes (a) 85,000 shares owned by Mr. Carter individually; (b) 10,000 shares which may be acquired by Mr. Carter within 60 days of September 17, 2008 through the exercise of stock options; and (c) 17,714 shares that Mr. Carter may receive upon redemption of deferred stock units within 60 days of September 17, 2008.

    (3)
    Includes 6,052 shares that Mr. McCluski may receive upon redemption of deferred stock units within 60 days of September 17, 2008.

    (4)
    Includes 18,347 shares that Dr. Onetto may receive upon redemption of deferred stock units within 60 days of September 17, 2008.

    (5)
    Includes (a) 653,288 shares owned by Dr. Sayare individually; and (b) 828,334 shares which may be acquired by Dr. Sayare within 60 days of September 17, 2008 through the exercise of stock options.

    (6)
    Includes (a) 13,759 shares owned by Mr. Skaletsky individually; (b) 67,500 shares which may be acquired by Mr. Skaletsky within 60 days of September 17, 2008 through the exercise of stock options; and (c) 17,714 shares that Mr. Skaletsky may receive upon redemption of deferred stock units within 60 days of September 17, 2008.

    (7)
    Includes 23,481 shares that Dr. Villafranca may receive upon redemption of deferred stock units within 60 days of September 17, 2008.

    (8)
    Includes 4,440 shares that Mr. Wallace may receive upon redemption of deferred stock units within 60 days of September 17, 2008.

    (9)
    Includes (a) 50,000 shares owned by Mr. Junius individually; and (b) 220,000 shares which may be acquired by Mr. Junius within 60 days of September 17, 2008 through the exercise of stock options.

    (10)
    Includes (a) 31,291 shares owned by Dr. Lambert individually; (b) 456,834 shares which may be acquired by Dr. Lambert within 60 days of September 17, 2008 through the exercise of stock options; and (c) 13,000 owned by Dr. Lambert's spouse, as to which Dr. Lambert disclaims beneficial ownership.

    (11)
    See footnotes (2)—(10).

ELECTION OF DIRECTORS
(Notice Item 1 and Item 2)

Who sits on the Board of Directors?

        Our by-laws provide that, at each annual meeting of shareholders, our shareholders will fix the number of directors to be elected to our Board of Directors. At our 2007 annual meeting of shareholders, the shareholders voted to fix the number of directors at six. Subsequent to that meeting, our Board of Directors voted to enlarge the number of directors constituting the full Board of Directors to seven, and voted to fill the vacancy so created, as permitted by our by-laws. Our Board of Directors currently consists of seven members. The shareholders may increase or decrease the number of directors constituting the full Board of Directors, provided that such number may not be less than three.

        We are proposing that shareholders fix the number of directors to be elected at the meeting at eight. We are nominating the seven current directors listed below for re-election, and we are also nominating Daniel M. Junius, who is not currently a director, for election at the meeting. Persons elected as directors at the meeting will serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until they die, resign or are removed.

Recommendation

        The Board recommends a vote "FOR" the proposal fixing the number of directors at eight, and "FOR" the election of the nominees listed below.

Information About the Directors

        The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the nominees named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.

        The following information was provided by the director nominees.

Name	Age	Year First Elected a Director	Principal Occupations During at Least the Last Five Years
Mitchel Sayare, Ph.D.	60	1986	Dr. Sayare has served as our Chief Executive Officer since 1986 and as our Chairman of the Board since 1989, and served as our President from 1986 to 1992, and from 1994 to July 2008. Prior to joining ImmunoGen, he served as Vice President of Development of Xenogen from 1982 to 1985. Prior to that he was Assistant Professor of Biophysics and Biochemistry at the University of Connecticut. Dr. Sayare holds a Ph.D. in Biochemistry from Temple University School of Medicine. Dr. Sayare is also a director of a number of private companies.
Daniel M. Junius	56

			Mr. Junius has served as our President and Chief Operating Officer and Acting Chief Financial Officer since July 2008. Prior to that he served as our Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as our Senior Vice President and Chief Financial Officer from 2005 to 2006. Prior to joining ImmunoGen, he served as Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a supplier of business products and services to small businesses, from 2002 to 2004, and as Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002.
David W. Carter	70	1997
			Mr. Carter has served as our Lead Director since 2002. Mr. Carter founded and has served as President of DaCart, Inc., which provides consulting services to start-up and re-start biotechnology companies, since 2006. Prior to that he served as Chief Executive Officer and Chairman of Xenogen, Inc., a biotechnology company specializing in monoclonal antibody-based diagnostic systems for cancer, from 1997 to its acquisition by Caliper Life Sciences, Inc. in 2006. Prior to that he served as Chairman of the Board, President and Chief Executive Officer of Somatix Therapy Corporation, a gene therapy company, from 1991 to its merger with Cell Genesys, Inc. in 1997. Mr. Carter is also a director of Caliper Life Sciences, Inc. and Cell Genesys, Inc.

Name	Age	Year First Elected a Director	Principal Occupations During at Least the Last Five Years
Stephen C. McCluski	56	2007	Mr. McCluski served as Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated, a manufacturer of health care products for the eye, from 1995 to his retirement in 2007. Prior to that he served in various executive capacities at Bausch & Lomb and its subsidiaries from 1989 to 1995. Mr. McCluski is also a director of Indevus Pharmaceuticals, Inc., Standard Microsystems Corporation and the James P. Wilmot Cancer Center of the University of Rochester.
Nicole Onetto, MD	55	2005

			Dr. Onetto has served as Senior Vice President and Chief Medical Officer of ZymoGenetics, Inc., a biotechnology company specializing in protein therapeutics, since 2005. Prior to that she served as Executive Vice President and Chief Medical Officer at OSI Pharmaceuticals, Inc., a biopharmaceutical company, from 2003 to 2005, and as Executive Vice President of OSI Pharmaceutical's Oncology business from 2002 to 2003. Prior to that she served as Senior Vice President, Medical Affairs, at Gilead Sciences, Inc., a biopharmaceutical company, from 2000 to 2001. Dr. Onetto has a Doctor of Medicine degree from the University of Paris V, France.
Mark Skaletsky	60	2000
			Mr. Skaletsky has served as Chairman of the Board and Chief Executive Officer of Fenway Pharmaceuticals, Inc., a drug development company, since April 2008. Prior to that he served as Chairman of the Board and Chief Executive Officer of Trine Pharmaceuticals, Inc. (formerly Essential Therapeutics, Inc.), a drug development company, from 2001 to 2007. Prior to that he served as Chairman of the Board and Chief Executive Officer of The Althexis Company, Inc. a drug discovery company, from 2000 to its acquisition by Essential Therapeutics in 2001. Mr. Skaletsky is also a director of Alkermes, Inc., AMAG Pharmaceuticals, Inc. and Targacept, Inc.

Name	Age	Year First Elected a Director	Principal Occupations During at Least the Last Five Years
Joseph J. Villafranca, Ph.D.	64	2004	Dr. Villafranca has served as Senior Vice President—Operations and Principal & Practice Director, Life Sciences, of Tunnell Consulting, a consulting firm focusing on the life sciences industry, since 2006. Prior to that he served as President of Biopharmaceutical Consultants LLC from 2005 to 2006. Prior to that he served as Executive Vice President, Pharmaceutical Development and Operations at Neose Technologies, Inc., a biotechnology company, from 2002 to 2005. Prior to that he served in various executive positions at Bristol-Myers Squibb Company over a period of 11 years. Dr. Villafranca holds a Ph.D. in Biochemistry/Chemistry from Purdue University and completed his postdoctoral work at the Institute for Cancer Research in Philadelphia, Pennsylvania.
Richard J. Wallace	57	2007

			Mr. Wallace served as a Senior Vice President for Research and Development at GlaxoSmithKline plc (GSK), a pharmaceutical company, from 2004 to his retirement in 2008. Prior to that he served in various executive capacities for GSK and its predecessor companies and their subsidiaries from 1992 to 2004. Mr. Wallace's experience prior to joining GSK included eight years with Bristol-Myers Squibb Company and seven years at Johnson & Johnson (in assignments spanning marketing, sales, manufacturing and general management). Mr. Wallace is also a director of Avigen, Inc., Clinical Data, Inc. and Bridgehead International Ltd.

CORPORATE GOVERNANCE

Independence

        Our Board of Directors has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with the applicable listing standards of the NASDAQ Stock Market as in effect from time to time. Directors who are also ImmunoGen employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with ImmunoGen. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers the circumstances of any direct compensation received by a director or a member of a director's immediate family from ImmunoGen; any professional relationship between a director or a member of a director's immediate family and ImmunoGen's outside auditors; any participation by an ImmunoGen executive officer in the compensation decisions of other companies employing a director or a member of a director's immediate family as an executive officer; and commercial relationships between ImmunoGen and other entities with which a director is affiliated (as an executive officer, partner or controlling shareholder). In addition, the Board has determined that directors who serve on the Audit Committee must qualify as independent under applicable SEC rules, which limit the types of compensation an Audit Committee member may receive directly or indirectly from ImmunoGen and require that Audit Committee members not be "affiliated persons" of ImmunoGen or its subsidiaries.

        Consistent with these considerations, the Board has determined that all of the current members of the Board are independent directors, except Dr. Sayare, who is also an ImmunoGen executive officer. Upon his election to the Board, Mr. Junius, who is also an ImmunoGen executive officer, will not be considered to be an independent director.

How are nominees for the Board selected?

        Our Governance and Nominating Committee is responsible for identifying and recommending nominees for election to the Board. The committee will consider nominees recommended by shareholders if the shareholder submits the nomination in compliance with applicable requirements. The committee did not receive any shareholder nominations for election of directors at this year's meeting. All of the nominees for director standing for election at the meeting (other than Messrs. Junius and Wallace) were most recently re-elected as directors at our 2007 annual meeting of shareholders. Mr. Wallace, who was first elected as a director by the Board on November 13, 2007, was initially recommended to the Governance and Nominating Committee by an independent firm that specializes in identifying director candidates. Mr. Junius was nominated for election as a director in connection with a management succession plan approved by the Board and described under the heading "EXECUTIVE OFFFICERS" beginning on page 23 of this proxy statement.

        When considering a potential candidate for membership on the Board, the Governance and Nominating Committee examines a candidate's specific experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time and effort to Board responsibilities. In addition to these qualifications, when considering potential candidates for the Board, the committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The committee may also consider any other standards that it deems appropriate, including whether a potential candidate's skill and experience would enhance the ability of a particular Board committee to fulfill its duties.

        Potential candidates may come to the attention of the Governance and Nominating Committee from current directors, executive officers, shareholders or other persons. The committee also, from time to time, engages firms that specialize in identifying director candidates. Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, and the person expresses a willingness to be considered and to serve on the Board, the committee requests information from the candidate, reviews the person's accomplishments and qualifications, compares those accomplishments and qualifications to those of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, members of the committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's credentials and accomplishments. The committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

        Shareholders who wish to submit director candidates for consideration should send such recommendations to our corporate secretary at ImmunoGen's executive offices. Such recommendations must include the following information: (1) the name and address of the shareholder submitting the recommendation, as they appear on our books, and of the beneficial owner on whose behalf the recommendation is being submitted; (2) the class and number of our shares that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) whether either such shareholder or beneficial owner intends to deliver a proxy statement or form of proxy to holders of a sufficient number of holders of our voting shares to elect such candidate or candidates; (4) as to each proposed director candidate, all information relating to such person or persons that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1934; and (5) the consent of each proposed director candidate to be named in the proxy statement and to serve as a director if elected.

        In order to be considered by the Governance and Nominating Committee in connection with our annual meeting, shareholder recommendations including all the information described above should be delivered to us not fewer than 45 calendar days or more than 75 calendar days prior to the first anniversary of the date on which ImmunoGen's proxy statement for the prior year was released. However, if the date of our annual meeting is more than 30 days before or more than 30 days after the anniversary of the preceding year's annual meeting, shareholder recommendations including all the information described above should be delivered to us not fewer than 60 calendar days (or, if later, the 10th calendar day following our public announcement of the date of such annual meeting) or more than 90 calendar days prior to the date of such annual meeting. If the number of directors at the annual meeting is to be increased and we have not publicly announced all the nominees for director or the size of the increased Board at least 55 days prior to the first anniversary of the date on which ImmunoGen's proxy statement for the prior year was released (or, if the date of the annual meeting is more than 30 before or more than 60 days after the first anniversary of the preceding year's annual meeting, at least 70 days prior to the date of such annual meeting), shareholder recommendations including all the information described above with respect to the new positions created by such increase should be delivered to us no later than the 10th calendar day following our public announcement of such increase and the nominees proposed by the Board to be elected.

        In order to be considered by the Governance and Nominating Committee in connection with any special meeting of shareholders called by us for the purpose of electing one or more directors, shareholder recommendations including all the information described above should be delivered to us not fewer than 60 calendar days (or, if later, the 10th calendar day following our public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected) or more than 90 calendar days prior to the date of such special meeting.

Can I communicate with ImmunoGen's directors?

        Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel. The mailing envelope should contain a clear notation that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The general counsel will make copies of all such letters and circulate them to the appropriate director or directors.

What committees has the Board established?

        The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. As described above under the heading "Independence," all of the members of the Audit, Compensation, and Governance and Nominating Committees are deemed to be independent directors. Each of these committees acts under a written charter, copies of which can be found on ImmunoGen's website at www.immunogen.com on the Investors Relations page under "Corporate Governance."

Audit Committee

        The Audit Committee assists the Board in its oversight of:

  •
  Our accounting and financial reporting principles, policies, practices and procedures;

  •
  The adequacy of our systems of internal accounting control;

  •
  The quality, integrity and transparency of our financial statements; and

  •
  Our compliance with all legal and regulatory requirements.

        The Audit Committee also reviews the qualifications, independence and performance of our independent registered public accounting firm and pre-approves all audit and non-audit services provided by such firm and its fees. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related person transactions in accordance with our written related person transaction policy.

        During fiscal year 2008, members of the Audit Committee were Messrs. McCluski (Chairman), Carter and Skaletsky. Our Board has also determined that each member of the committee qualifies as an "audit committee financial expert" under SEC rules.

Compensation Committee

        The Compensation Committee is responsible for:

  •
  Setting the compensation of our executive officers;

  •
  Overseeing the administration of our incentive compensation plans, including the annual bonus objectives and our equity-based compensation and incentive plans, discharging its responsibilities as provided for under such plans, and approving awards of incentive compensation under such plans;

  •
  Approving, or where shareholder approval is required, making recommendations to the Board regarding any new incentive compensation plan or any material change to an existing incentive compensation plan;

  •
  Making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any of our current or former executive officers and the extension of any change in control or similar agreements to any of our officers; and

  •
  Overseeing the development and implementation of executive succession plans and plans for developing and evaluating potential candidates for executive positions.

        All of the non-management directors on our Board annually review and approve the CEO's corporate and personal objectives, and evaluate the CEO's performance in light of those goals and objectives. Based on the foregoing, the Compensation Committee sets the CEO's compensation, including salary, target bonus, bonus payouts, equity-based or other long-term compensation, and any other special or supplemental benefits. Our CEO annually evaluates the contribution and performance of our other executive officers, and the Compensation Committee sets their compensation based on the recommendation of our CEO.

        The Compensation Committee has delegated to our CEO the authority to grant stock options and restricted stock awards under the 2006 Plan to individuals who are not subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code as follows:

  •
  New hires.  The CEO is authorized to grant stock options to newly-hired individuals whose annual base salaries do not exceed $150,000.

  •
  Existing employees.  In any fiscal year, the aggregate number of shares subject to options awarded by the CEO to employees (other than new hires) may not exceed 50,000, and the number of restricted shares awarded by the CEO to employees (other than new hires) may not exceed 25,000. With respect to these CEO-granted awards, no individual may receive in any fiscal year a combination of stock options and restricted shares such that the sum of total restricted shares awarded and .5 times the total shares subject to stock options awarded exceeds 2,500.

        The Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as it deems appropriate, at ImmunoGen's expense. We have engaged Radford Surveys + Consulting to provide the Compensation Committee and management with research and comparative market data on executive and employee compensation. These consultants meet with the Compensation Committee, either with and without members of management in attendance, at the committee's request.

        During fiscal year 2008, members of the committee were Messrs. Skaletsky (Chairman) and Wallace and Drs. Onetto and Villafranca. At a meeting of the Board held on November 13, 2007, Mr. Wallace was appointed to the committee in place of Dr. Onetto.

Governance and Nominating Committee

        The Governance and Nominating Committee is responsible for:

  •
  Identifying and recommending to the Board individuals qualified to serve as directors;

  •
  Recommending to the Board directors to serve on committees of the Board;

  •
  Advising the Board with respect to matters of Board composition and procedures;

  •
  Developing and recommending to the Board a set of corporate governance principles;

  •
  Overseeing the process by which the Board and its committees assess their effectiveness;

  •
  Reviewing the compensation for non-employee directors and making recommendations of any changes to the Board; and

  •
  Assessing the effectiveness and scope of our Code of Corporate Conduct and Senior Officer and Financial Personnel Code of Ethics.

        The Governance and Nominating Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as its deems appropriate, at ImmunoGen's expense. In 2006 we engaged Radford Surveys + Consulting to provide the committee with research and market data on director compensation and director compensation consulting, which resulted in certain changes to our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan described elsewhere in this proxy statement under the heading "Director Compensation."

        During fiscal year 2008, members of the committee were Mr. Carter (Chairman) and Drs. Onetto and Villafranca.

How often did the Board and committees meet in fiscal year 2008?

        The Board of Directors met or acted by unanimous written consent 11 times during the last fiscal year. The Audit, Compensation, and Governance and Nominating Committees met or acted by unanimous written consent nine, six and two times, respectively, during the last fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

        The independent directors met five times during the last fiscal year in executive session without management present. All meetings, or portions of meetings, of the Board at which only independent directors were present were presided over by the lead independent director. The lead independent director is currently David W. Carter.

Does ImmunoGen have a policy regarding director attendance at annual meetings of the shareholders?

        It is the Board's policy that, absent any unusual circumstances, all director nominees standing for election will attend our annual meeting of shareholders. All of the then-current directors attended our 2007 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During fiscal year 2008, Messrs. Skaletsky and Wallace and Drs. Onetto and Villafranca served on the Compensation Committee. No member of the committee is a present or former officer or employee of ImmunoGen or any of its subsidiaries or had any business relationship or affiliation with ImmunoGen or any of its subsidiaries (other than his or her service as a director) requiring disclosure in this proxy statement.

Does ImmunoGen have a Code of Corporate Conduct?

        Yes. We have adopted a Code of Corporate Conduct applicable to our officers, directors and employees. We have also adopted a Senior Officer and Financial Personnel Code of Ethics, which sets forth special obligations for senior officers and employees with financial reporting and related responsibilities. These codes are posted on our website at www.immunogen.com on the Investor Relations page under "Corporate Governance." We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Senior Officer and Financial Personnel Code of Ethics by disclosing such matters on our website. Shareholders may request copies of our Code of Corporate Conduct and our Senior Officer and Financial Personnel Code of Ethics free of charge by writing to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel.

Does ImmunoGen have a written policy governing related person transactions?

        Yes. We have adopted a written policy which provides for the review and approval by the Audit Committee of transactions involving ImmunoGen in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly-scheduled meeting of the committee or to convene a special meeting of the committee, the chairman of the committee has been delegated authority to review and approve related person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the chairman of the committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of ImmunoGen and its shareholders.

DIRECTOR COMPENSATION

How are the directors compensated?

        Directors who are also ImmunoGen employees receive no additional compensation for serving on the Board of Directors.

        Non-employee directors are compensated in accordance with the terms of our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan, as amended, which is referred to elsewhere in this proxy statement as our 2004 Plan. The 2004 Plan currently provides that each non-employee director receives an annual meeting fee of $35,000. In addition, the lead independent director receives an additional annual fee of $30,000, the chairman of the Audi Committee receives an additional annual fee of $15,000, and the chairmen of each of the Compensation Committee and the Governance and Nominating Committee receive an additional annual fee of $9,000. Other members of the Audit Committee receive an additional annual fee of $8,000, and other members of each of the Compensation Committee and the Governance and Nominating Committee receive an additional annual fee of $5,000. All of these annual fees are paid in quarterly installments in, at each director's election, either cash or deferred stock units. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

        Effective November 15, 2006, non-employee directors in general are annually credited a number of deferred stock units having an aggregate fair market value of $30,000, based on the closing price of our common stock on the date of our annual meeting of shareholders. Effective as of November 15, 2006, new non-employee directors are credited a number of deferred stock units having an aggregate fair market value of $65,000, based on the closing price of our common stock on the date of their initial election to the Board. On the first anniversary of that date, such non-employee directors are credited an additional number of deferred stock units having an aggregate fair market value of $30,000, based on the closing price of our common stock on such anniversary date and prorated based on the number of whole months remaining between such anniversary date and the last day of the following October. Thereafter, such non-employee directors are annually credited additional deferred stock units as described in the first sentence of this paragraph. All of these awards vest quarterly over three years from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date. Vested deferred stock units are redeemed on the date a director ceases to be a member of the Board, at which time the holder is entitled to receive a stock grant under the 2006 Plan at a rate of one share of our common stock for each vested deferred stock unit then held. Any deferred stock units that remain unvested at that time are forfeited.

        Non-employee directors who serve on one or more of our Scientific Advisory Boards are entitled to receive an annual cash retainer of $5,000, payable in quarterly installments. Drs. Onetto and Villafranca serve on one of our Science Advisory Boards; however, Dr. Villafranca has agreed to waive payment of the annual cash retainer associated with such service as long as he is a member of our Compensation Committee.

How were the non-employee directors compensated for fiscal year 2008?

        The compensation paid to the non-employee members of our Board of Directors with respect to fiscal year 2008 was as follows:

Director Compensation for Fiscal Year 2008

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)(3)	Total
David W. Carter	$82,000	$(7,656)	$74,344
Stephen C. McCluski	49,827	21,667	71,494
Nicole Onetto, MD	47,500	14,167	61,667
Mark Skaletsky	52,173	14,167	66,340
Joseph J. Villafranca, Ph.D.	42,572	(1,718)	40,854
Richard J. Wallace	20,000	10,833	30,833

(1)
This column represents the annual fees described above, and includes any amounts which a director has elected to be paid in deferred stock units. For fiscal year 2008, all of the outside directors elected to be paid their annual fees in cash, except that Dr. Villafranca elected to be paid $24,375 of his annual fees in deferred stock units.

(2)
This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal year 2008 related to deferred stock units in accordance with Statement of Financial Accounting Standards No. 123R ("FAS 123R"), disregarding the estimate for forfeitures, and thus includes amounts for deferred stock units credited in fiscal year 2008 as well as prior years, including deferred stock units credited under our 2001 Non-Employee Director Stock Plan, which are settled in cash and thus adjusted to market value at each reporting period. Additional information can be found in Note B to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2008.

(3)
The following table provides details regarding the grant date fair value of deferred stock units credited to non-employee directors in fiscal year 2008 and the aggregate number of each non-employee director's deferred stock units as of June 30, 2008:

Name	FAS 123R Grant Date Fair Value	Deferred Stock Units Outstanding at Fiscal Year-End (#)
David W. Carter	$30,000	31,872
Stephen C. McCluski	15,000	16,451
Nicole Onetto, MD	30,000	23,741
Mark Skaletsky	30,000	23,108
Joseph J. Villafranca, Ph.D.	54,375	35,255
Richard J. Wallace	65,000	13,319

        The grant date fair value of the deferred stock units credited to non-employee directors in fiscal year 2008 has been calculated in each case by multiplying the number of units by the closing price of our common stock on the NASDAQ Global Market on the date as of which such units were credited to the non-employee director.

 AMENDMENT TO 2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER
(Notice Item 3)

        There will be presented at the meeting a proposal to approve an amendment to the 2006 Plan, which amendment was adopted by our Board of Directors on September 24, 2008 and is subject to shareholder approval. The amendment provides for an increase in the number of shares of our common stock authorized for issuance thereunder by 2,000,000. As of September 24, 2008, stock options and restricted stock awards covering an aggregate of 5,639,583 shares of our common stock were outstanding under the 2006 Plan and our now-discontinued Restated Stock Option Plan. The foregoing number also includes shares of our common stock issuable upon redemption of outstanding deferred share units credited to our non-employee directors under the 2004 Plan.

Recommendation

        The Board recommends a vote "FOR" the proposal to amend the 2006 Plan to increase the number of shares of our common stock issuable thereunder by 2,000,000.

Summary of and Reasons for the Amendment to the 2006 Plan

        We believe that the effective use of stock-based long-term compensation is vital to our ability to achieve strong performance in the future. Awards under the 2006 Plan are intended to attract and retain key individuals, further align employee and shareholder interests, and to closely link compensation with our corporate performance. We believe that the 2006 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees, consultants and directors.

        The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2006 Plan (1,083,384 shares as of September 24, 2008) is not sufficient for future granting needs. Accordingly, the proposed amendment to the 2006 Plan increases the number of shares of common stock authorized for issuance thereunder by 2,000,000. Based solely on the closing price of our common stock as reported on the NASDAQ Global Market on September 24, 2008 ($4.81), the market value of the shares currently available for issuance under future awards, plus the additional 2,000,000 shares, would be $14,831,077. The Board believes that the additional shares, when added to the shares currently available for issuance under future awards, will result in an adequate number of shares of common stock being available for future awards under the 2006 Plan.

        If the proposed amendment to the 2006 Plan is approved by shareholders, the maximum number of shares of common stock reserved and available for issuance under the 2006 Plan will be (i) 4,500,000 plus (ii) the number of shares underlying any stock options previously granted under our Restated Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) from and after November 11, 2006; provided that no more than 5,900,000 shares may be added to the 2006 Plan pursuant to such forfeitures, cancellations and terminations. Shares of common stock reserved for awards under the 2006 Plan that are forfeited, canceled or terminated (other than by exercise) generally are added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. No participant may receive awards under the 2006 Plan for more than 500,000 shares of common stock in any fiscal year.

Summary of Other Material Features of the 2006 Plan

        The following description of other material features of the 2006 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2006 Plan that is attached to this proxy statement as Exhibit A.

        The 2006 Plan allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors (approximately 220 people) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success.

         Stock Options.    Stock options granted under the 2006 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The term of stock options granted under the 2006 Plan may not be longer than ten years. Moreover, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

        Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

         Restricted Stock.    Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

        During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares, but he or she may not sell the shares until the restrictions are lifted.

         Other Stock-Based Awards.    The 2006 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, deferred stock units and unrestricted stock awards. We will issue shares of our common stock under the 2006 Plan to our non-employee directors upon redemption of deferred share units that have been or may be credited to our non-employee directors under the 2004 Plan.

        In accordance with the terms of the 2006 Plan, our Board of Directors has authorized the Compensation Committee to administer the 2006 Plan. The Compensation Committee may delegate part of its authority and powers under the 2006 Plan to one or more of our directors, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code. In accordance with the provisions of the 2006 Plan, the Compensation Committee determines the terms of awards, including:

  •
  which employees, directors and consultants will be granted awards;

  •
  the number of shares subject to each award;

  •
  the vesting provisions of each award;

  •
  the termination or cancellation provisions applicable to awards; and

  •
  all other terms and conditions upon which each award may be granted in accordance with the 2006 Plan.

        In addition, the Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2006 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

        If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the per share purchase price to reflect such subdivision, combination or stock dividend.

        Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to the 2006 Plan, as to some or all outstanding awards:

  •
  provide that all outstanding options shall be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant provide that the participant's unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options (all options being made fully vested and immediately exercisable prior to their termination), in exchange for the termination of such options; and

  •
  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

        The 2006 Plan may be amended by our shareholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires shareholder approval as required by the rules of the NASDAQ Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code, or for any other reason is subject to obtaining such shareholder approval. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require shareholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the 2006 Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the 2006 Plan; (iii) materially expands the class of participants eligible to participate in the 2006 Plan; or (iv) expands the types of awards provided under the 2006 Plan shall become effective unless shareholder approval is obtained. The 2006 Plan expires on September 4, 2016.

         Federal Income Tax Consequences.    The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2006 Plan, based on the current provisions of the Internal Revenue Code, or the Code, and regulations are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

         Incentive Stock Options.    Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income" of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

         Non-Qualified Options.    Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

        A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

        An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

         Stock Grants.    With respect to stock grants under our 2006 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

        With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

        None of the additional shares of common stock subject to the proposed amendment to the 2006 Plan will be issuable in connection with any award granted prior to shareholder approval of the amendment. Future options and other awards under the 2006 Plan are subject to the discretion of the Compensation Committee, and therefore it is not possible to identify the persons who will receive options or other awards under the 2006 Plan in the future, nor the amount of any such future options or other awards.

Equity Compensation Plans

        The following table sets forth information as of June 30, 2008 with respect to existing compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,677,540	$6.28	1,057,794
Equity compensation plans not approved by security holders	—	—	—

Total	5,677,540	$6.28	1,057,794

(1)
These amounts consist of our Restated Stock Option Plan and the 2006 Plan.

EXECUTIVE OFFICERS

Who are ImmunoGen's executive officers?

        The following persons are our executive officers as of October 1, 2008:

Name	Position
Mitchel Sayare, Ph.D.	Chairman of the Board and Chief Executive Officer
Daniel M. Junius	President and Chief Operating Officer, Acting Chief Financial Officer and Treasurer
John M. Lambert, Ph.D.	Executive Vice President, Research and Development and Chief Scientific Officer
John A. Tagliamonte	Vice President, Business Development

        On September 24, 2008, the Board approved a management succession plan pursuant to which Mr. Junius will become President and Chief Executive Officer effective January 1, 2009. Dr. Sayare will thereafter continue as the Chairman of the Board and as a director.

Where can I obtain more information about ImmunoGen's executive officers?

        Biographical information concerning our executive officers and their ages can be found in Item 4.1 entitled "Executive Officers" in our annual report on Form 10-K for the fiscal year ended June 30, 2008, which is incorporated by reference into this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        Our executive compensation philosophy is to enable ImmunoGen to attract, retain and motivate key executives to achieve our long-term objective of creating significant shareholder value through our antibody and immunoconjugate technology and expertise. Attracting and retaining key executives is particularly challenging in the biotechnology industry where executives are required to remain focused and committed throughout years of product development, regulatory approvals and, at times, financial instability. The market for executive talent in our industry is highly competitive, with many biotechnology companies that are at a similar stage of development as ImmunoGen located in general proximity to our corporate offices.

How We Determine Executive Compensation

        The Compensation Committee has responsibility for our executive compensation philosophy and the design of executive compensation programs, as well as for setting actual executive compensation. Information about the Compensation Committee, including its composition, responsibilities and processes, can be found on page 12 of this proxy statement.

        In addition to evaluating our executives' contributions and performance in light of corporate objectives, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to employees in comparable roles at peer companies. All forms of compensation are evaluated relative to the market median for our peer group. Individual compensation pay levels may vary from this reference point based on recent individual performance and other considerations, including breadth of experience, length of service, the anticipated level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires.

        In 2007, we engaged the services of Radford Surveys + Consulting, independent compensation consultants, to assist us in defining a peer group of companies and collecting relevant market data from those companies for purposes of establishing a targeted total compensation level for our executives and the components of that compensation. The following 20 public biotechnology companies of comparable size were included in this peer group: Acusphere, Inc.; Antigenics Inc.; Arqule, Inc.; ARIAD Pharmaceuticals, Inc.; Cell Therapeutics, Inc.; CuraGen Corporation; Durect Corporation; Dyax Corp.; Favrille, Inc.; Genvec, Inc.; Immunomedics, Inc.; Kosan Biosciences Incorporated; Pharmacyclics, Inc.; SciClone Pharmaceuticals, Inc.; Seattle Genetics, Inc.; Sunesis Pharmaceuticals, Inc.; Valera Pharmaceuticals, Inc.; ViaCell, Inc.; Vical Incorporated; and XOMA Ltd. These companies are referred to elsewhere in this proxy statement as the Peer Group. This study, which is referred to elsewhere in this proxy statement as the 2007 Radford Study, contributed to the determination of how to allocate our executives' compensation among the various elements described below.

Elements of Total Compensation

        Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a predictable source of income to our executives. Our variable performance-based elements are designed to reward performance at three levels: individual performance, actual corporate performance compared to annual business goals, and long-term shareholder value creation.

        We compensate our executives principally through base salary, performance-based annual cash incentives and equity awards. The objective of this three-part approach is to remain competitive with other companies in our industry, while ensuring that our executives are given the appropriate incentives to achieve near-term objectives and at the same time create long-term shareholder value.

  Base Salary

        We provide our executive officers with a level of assured cash compensation in the form of a base salary that reflects their professional status and accomplishments. The Compensation Committee sets the salaries of our executive officers by reviewing independently prepared surveys of biotechnology industry compensation as well as other available information on base salaries of executive officers in comparable positions in the Peer Group. Comparative factors considered include, but are not limited to, company size, stage of development of a company's products, and geographic location. The Compensation Committee uses the collected data as well as the experience of the members of the committee in hiring and managing personnel to set salaries. As described above, our compensation philosophy allows the Compensation Committee to take into account, for both current and new executive officers, recent individual performance, breadth of experience, length of service, the anticipated level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires. In setting base salaries for our executive officers (other than the CEO), the Compensation Committee also considers the recommendation of the CEO.

        As a result of the reviews and analysis described above, in June 2007 the Compensation Committee set the annual base salaries for our executive officers for fiscal year 2008 as follows:

  •
  Dr. Sayare—$463,680 (a 5% increase over his base salary for the previous fiscal year);

  •
  Mr. Junius—$346,500 (a 5% increase over his base salary for the previous fiscal year); and

  •
  Dr. Lambert—$295,049 (a 10% increase over his base salary for the previous fiscal year). Dr. Lambert's salary increase reflected the additional responsibilities he assumed as a result of the departure of our former executive vice president, science and technology, in fiscal year 2007.

        The Compensation Committee set Mr. Tagliamonte's annual base salary at $247,000 as part of the overall compensation package negotiated with Mr. Tagliamonte as an inducement for him to join ImmunoGen in November 2007.

        The foregoing base salaries are estimated to range from slightly below the 50th to slightly below the 90th percentile of an index prepared by Radford Surveys + Consulting based on its survey of biotechnology companies which is broader than the Peer Group and includes companies that have comparable employee populations. The base salary of our CEO is estimated to be slightly below the 50th percentile of such range.

  Annual Executive Bonus Program

        We do not have a formal incentive or bonus plan for executives. The Compensation Committee does, however, annually establish key performance criteria, based on our corporate goals and objectives, to be met by ImmunoGen, and evaluates ImmunoGen's actual performance against those criteria in its determination of whether cash incentive or bonus payments should be made to our executives. Key corporate performance criteria may include any or all of the following: (1) our actual financial performance against our plan for the applicable fiscal year; (2) achievement of certain research and development milestones, including internal product development advancement; and (3) achievement of key targets associated with our collaborations with third parties, including support of partner programs and business development.

        The Compensation Committee may also consider an executive's individual performance in its determination of whether cash incentive or bonus payments should be made to the executive. The individual performance of each our executive officers (other than the CEO) is evaluated by our CEO, who may have established specific individual performance objectives for these executives and evaluated their actual performance in light of those objectives. The individual performance of our CEO is evaluated by all of the non-management directors on our Board, who may have established specific individual objectives for the CEO and evaluated the CEO's actual performance in light of those objectives. Based on these evaluations, the Compensation Committee determines the portion of our executive officers' bonus compensation tied to individual performance.

        Each of our executive officers is eligible to receive a target bonus expressed as a percentage of his annual base salary which, once set, remains at that level for each subsequent year unless specifically changed by the Compensation Committee. The actual bonus amount for each executive is determined based on both ImmunoGen's actual performance against its key performance criteria and, if applicable, the executive's individual performance. The Compensation Committee has discretion in determining payouts under the portion of the CEO's annual executive bonus tied to individual performance without regard to previously-established goals, and our CEO is afforded the same discretion in recommending bonus payouts to the other executive officers.

        The Compensation Committee may set a threshold aggregate percentage of corporate achievement against its key performance criteria below which bonuses based on corporate performance will not be payable. Assuming the threshold aggregate percentage has been achieved, the portion of the executives' target bonuses tied to corporate performance is based on the individual percentages assigned to the key performance criteria that have been achieved. Additional corporate objectives may also be set by the Compensation Committee that, if achieved, could result in bonus payments in excess of 100% of the portion of the executives' target bonuses based on corporate performance. Where applicable, the individual objectives portion of the executives' target bonuses may be earned irrespective of whether the threshold for payment of the corporate performance bonuses has been achieved or the extent to which bonuses based on corporate performance are payable.

        Consistent with our approach described above for allocating overall targeted compensation among the three components of compensation, target bonus awards as a percentage of their base salaries were set for our executive officers as follows: Dr. Sayare—50%; Mr. Junius—35%; Dr. Lambert—30%; and Mr. Tagliamonte—30% (appropriately pro-rated to reflect his length of service during fiscal year 2008). For each executive, 70% of his target bonus was tied to corporate performance, and 30% was tied to individual performance.

        In July 2007, the Compensation Committee approved corporate performance criteria for fiscal year 2008 that, if met in full, would entitle the executive officers to receive 100% of the portion of their target bonuses tied to corporate performance. The committee also determined that unless corporate goals representing at least a 50% payout of the target corporate bonus were achieved, no bonuses would be paid based on corporate performance.

        The corporate performance criteria were structured as follows:

  •
  Internal Product Development.  An aggregate of 60% of the target corporate bonuses was tied to specific milestones relating to the development of our IMGN901 and IMGN242 compounds, antibody manufacturing capabilities and new drug discovery efforts.

  •
  Partner Products.  An aggregate of 17.5% of the target corporate bonuses was tied to specific milestones relating to our support of collaboration partners that have licensed our TAP technology to develop their own products.

  •
  Financial Performance.  An aggregate of 17.5% of the target corporate bonuses was tied to our controlling operating expenses, maintaining a pre-determined minimum cash balance and raising additional capital.

  •
  Business and Corporate Development.  An aggregate of 5% of the target corporate bonuses was tied to our developing new out-licensing opportunities for our TAP technology.

        The corporate performance criteria also included certain defined "stretch" goals that, to the extent met, would have entitled the executives to receive up to an additional 50% of the portion of their target bonuses tied to corporate performance.

        Based on our management's assessment of its performance against the above-described performance criteria, the Compensation Committee determined that 67.5% of the portion of the executives' target bonuses tied to corporate performance had been earned for fiscal year 2008. Based on the non-management directors' evaluation of our CEO's individual performance, in which the Committee did not consider any pre-established individual objectives, the Compensation Committee determined that the individual performance portion of the CEO's target bonus for fiscal year 2008 would be paid out at 100%. Based on our CEO's evaluation of the individual performances of Mr. Junius and Dr. Lambert, in which he did not consider any pre-established individual objectives, the Compensation Committee determined that the individual portion of those executives' target bonus for fiscal year 2008 would be paid out at 100%. Based on our CEO's evaluation of Mr. Tagliamonte's performance against certain specific individual objectives established by the CEO, the Compensation Committee determined that the individual portion of Mr. Tagliamonte's target bonus would be paid out at 85%.

  Equity Compensation

        Consistent with our approach described above for allocating overall targeted compensation among the three components of compensation, stock options were awarded to our named executive officers during fiscal year 2008. Subject to the provisions of the 2006 Plan, the Compensation Committee has the authority to determine the form(s) of equity incentive awards, the terms under which equity incentive awards are granted and the individuals to whom such awards are granted. While we have historically awarded only stock options, the Compensation Committee has the ability under the 2006 Plan to award other forms of equity incentive compensation including, but not limited to, restricted stock awards. All equity incentive awards to our executive officers are granted by the Compensation Committee. The committee has delegated authority to our CEO to grant stock options to other newly- hired individuals, and stock options and restricted shares to other existing employees, subject to certain limitations described under the heading "What committees has the Board established?—Compensation Committee" beginning on page 12 of this proxy statement.

        We believe that equity participation is a key component of our executive compensation program. The 2006 Plan is our long-term incentive plan, designed to retain our executive officers and other employees and motivate them to enhance shareholder value by aligning their long-term interests with those of our shareholders. We believe that stock options provide an effective long-term incentive for all employees to create shareholder value as the benefit of the options cannot be realized unless there is an appreciation in the price of our common stock. Stock option awards are commonly provided to a broad range of employees in the biotechnology industry due to the competitive nature of the industry. Our executive officers participate in the 2006 Plan in the same manner as all of our full-time employees. Initial stock option awards for new employees, which are individually determined prior to and/or negotiated in conjunction with the commencement of employment, reflect the new employee's anticipated contribution to our success and are designed to be competitive with awards granted by other biotechnology companies. Subsequent annual stock option awards take into consideration levels of prior grants, position and seniority, competitive practices and individual performance. All stock options are granted with exercise prices equal to the fair market value of our common stock on the date of grant as determined in accordance with the 2006 Plan. For initial awards to new employees, the grant date is the first day of employment. Annual stock option grants are generally made in June of each fiscal year. This timing aligns the stock option awards with the annual performance review of our employees.

        On November 13, 2007, we granted a stock option award to Mr. Tagliamonte, effective on the date Mr. Tagliamonte started his employment with ImmunoGen (November 27, 2007). This award is described in the Outstanding Awards at Fiscal Year-End table on page 33 of this proxy statement. This award was part of the overall compensation package negotiated with Mr. Tagliamonte as an inducement for him to join ImmunoGen.

        On June 11, 2008, we granted the annual stock option awards to all eligible employees, including our executive officers. The awards to our executive officers are described in the Outstanding Awards at Fiscal Year-End table on page 33 of this proxy statement. In determining the size of these awards for the executives, the Compensation Committee considered the total number of shares subject to outstanding stock options previously granted to each executive, previous stock option awards to each executive over the past three fiscal years, and data from the 2007 Radford Study which benchmarked the size of stock option awards against stock options awarded to individuals in comparable positions by the Peer Group. While the Compensation Committee targets equity compensation at levels that it believes are, on average, consistent with the median rate for comparable positions by our peers, the 2007 Radford Study indicated that our stock option awards prior to fiscal year 2007 had been below the 50th percentile for the Peer Group. In order to compensate for this situation, in fiscal year 2007 we awarded stock options to our executive officers at the 75% percentile of stock options awarded for comparable positions by the Peer Group, and in fiscal year 2008 we awarded stock options to our executive officers (other than Mr. Tagliamonte) at the 60% percentile of stock options awarded for comparable positions by the Peer Group. The annual stock option award for Mr. Tagliamonte was reduced in light of the initial stock option award granted to him in November 2007 as described above.

Employee Benefits

        We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the total commitment we expect from them in service to ImmunoGen. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees. These benefits include the following: medical, dental and vision insurance; company-paid group life and accident insurance of two times base salary (up to $750,000); employee-paid supplemental group life and accident insurance (up to $500,000); short- and long-term disability insurance; and a qualified 401(k) retirement savings plan with a 50% company match of the first 6% of the participant's eligible bi-weekly compensation contributed by the participant to the plan.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Compensation Committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible.

Employment Agreements

        The market for executive talent in the biotechnology industry is highly competitive. We have entered into employment agreements with each of our executive officers that are designed to induce them to join ImmunoGen or to enhance the likelihood that we will be able to retain their services, while preserving the ability to make changes in senior management should that be determined to be in our best interest. These agreements provide for minimum base salaries and target bonus opportunities, and also provide for certain benefits if the executive's employment is terminated by us without cause. These benefits include: continuation of base salary for 12 months (or in the case of our CEO, 18 months); continuation of health and dental insurance coverage; and vesting as of the termination date of that portion of the executive's unvested stock options and unvested restricted stock awards, if any, that would have vested during the executive's salary continuation period. We believe that the benefits provided by these agreements are reasonable and are consistent with practices in our industry.

Severance Agreements

        We recognize that ImmunoGen, as a publicly-traded company, may become the target of a proposal which could result in a change in control, and that such possibility and the uncertainty and questions which such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to the detriment of ImmunoGen and our shareholders. We have entered into severance agreements with each of our executive officers that are designed to compensate them for the loss of their positions and the loss of anticipated benefits under their unvested equity compensation awards following a change in control of ImmunoGen. The agreements are intended to reinforce and encourage the continued attention of our executive officers to their assigned duties without distraction and to ensure the continued availability to ImmunoGen of each of our executive officers in the event of a proposed change in control transaction. We believe that these objectives are in the best interests of ImmunoGen and our shareholders. We also believe that it is in the best interests of ImmunoGen and our shareholders to offer such agreements to our executive officers insofar as ImmunoGen competes for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives.

        The executive is entitled to severance benefits if, within 24 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. Severance benefits include: payment of 100% of the target bonus under our annual executive bonus program for the fiscal year in which such termination of employment occurs, pro-rated by the number of days the executive is employed by us during such fiscal year; a lump sum cash payment equal to 1.5 times the executive's then current annual base salary (or in the case of our CEO, 2 times); and continuation of health and dental insurance coverage. We believe these severance benefits are reasonable and appropriate for our executive officers in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience.

        Severance benefits also include the vesting of 100% of the executive's unvested stock options and unvested restricted stock awards and other similar rights. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a change in control, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in ImmunoGen's value attributable to the performance of the current management team.

        For more details concerning our Employment Agreements and Severance Agreements, please refer to Potential Payments Upon Termination or Change in Control beginning on page 35 of this proxy statement.

How were the executive officers compensated for fiscal year 2008?

        The following table sets forth all compensation paid to our chief executive officer, our chief financial officer and each of our other three most highly compensated executive officers, who are collectively referred to as the "named executive officers," in all capacities for the last two fiscal years.

 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Mitchel Sayare, Ph.D. Chairman of the Board, Chief Executive Officer and President(5)	2008 2007	$463,680 441,600	$69,552 —	$382,963 287,472	$109,544 187,000	$6,651 4,474	$1,032,390 920,546
Daniel M. Junius Executive Vice President and Chief Financial Officer(5)	2008 2007	346,500 330,000	36,382 —	383,659 275,015	57,302 98,000	6,305 4,160	830,148 707,175
John M. Lambert, Ph.D. Senior Vice President, Research and Development and Chief Scientific Officer(5)	2008 2007	295,049 268,230	26,554 21,062	157,935 133,155	41,823 68,938	4,553 2,955	525,914 494,340
John A. Tagliamonte(6) Vice President, Business Development	2008 2007	141,550 —	11,179 —	56,097 —	20,716 —	861 —	230,403 —

(1)
The amounts shown in this column for fiscal year 2008 represent payments of the portion of our annual executive bonus program tied to individual performance. The amount in this column for fiscal year 2007 represents a discretionary payment awarded due to additional responsibilities assumed by Dr. Lambert as a result of the departure of our former executive vice president, science and technology.

(2)
This column represents the dollar amount we recognize for financial statement reporting purposes with respect to each of the fiscal years shown related to stock option awards in accordance with FAS 123R, disregarding the estimate for forfeitures, and thus includes amounts for stock option awards granted in each such fiscal year as well as prior years. Additional information can be found in Note B to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2008.

(3)
This column represents payments of the portion of our annual executive bonus program tied to corporate performance for the fiscal years shown.

(4)
The table below shows the components of this column for fiscal year 2008:

Name	401(k) Plan Matching Contribution(a)	Term Life Insurance Premiums	Total All Other Compensation
Mitchel Sayare, Ph.D.	$5,886	$765	$6,651
Daniel M. Junius	5,598	707	6,305
John M. Lambert, Ph.D.	3,950	603	4,553
John A. Tagliamonte	570	291	861

    (a)
    The amounts in this column represent our matching contributions allocated to each of the named executive officers who participates in our 401(k) retirement savings plan. All such matching contributions were fully vested upon contribution.

(5)
Dr. Sayare resigned from his position as President on July 29, 2008. At the same time Mr. Junius was appointed President and Chief Operating Officer and Acting Chief Financial Officer, and Dr. Lambert was appointed Executive Vice President, Research and Development and Chief Scientific Officer. On September 24, 2008, the Board approved a management succession plan pursuant to which Mr. Junius will become President and Chief Executive Officer effective January 1, 2009. Dr. Sayare will thereafter continue as the Chairman of the Board and as a director.

(6)
Mr. Tagliamonte joined ImmunoGen on November 27, 2007.

Grants of Plan-Based Awards

        The following table shows all awards granted to each of the named executive officers during the last fiscal year.

Grants of Plan-Based Awards

							All Other Option Awards: Number of Securities Underlying Options (#)
			Compensation Committee Action Date, if Different from Grant Date(1)	Possible Future Payments Under Non-Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)
Mitchel Sayare, Ph.D.		(3)	—	$81,144	$162,288	$243,432	—	—	—
	6/11/2008	(4)	—	—	—	—	140,000	$3.30	$305,200
Daniel M. Junius		(3)	—	42,446	84,893	127,339	—	—	—
	6/11/2008	(4)	—	—	—	—	70,000	3.30	152,600
John M. Lambert, Ph.D		(3)	—	30,980	61,960	92,940	—	—	—
	6/11/2008	(4)	—	—	—	—	52,500	3.30	114,450
John A. Tagliamonte		(3)	—	15,344	30,689	46,033	—	—	—
	11/27/2007	(5)	11/13/2007	—	—	—	100,000	4.91	377,000
	6/11/2008	(4)	—	—	—	—	9,000	3.30	19,620

(1)
At a regular meeting of the Compensation Committee held on November 13, 2007, the committee voted to grant Mr. Tagliamonte an option to purchase 100,000 shares of our common stock, such option award to be effective on the date that Mr. Tagliamonte started his employment with ImmunoGen and to have an option exercise price equal to the fair market value of our common stock on such start date.

(2)
The amounts shown in this column have been calculated in accordance with FAS 123R. Additional information can be found in Note B to the consolidated financial statements in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(3)
The amounts shown in these rows reflect the possible cash amounts that could have been earned under the portion of our annual executive bonus program tied to corporate performance for fiscal year 2008 upon achievement of the threshold, target and maximum performance objectives for that program. The Compensation Committee determined that 67.5% of the target corporate performance objectives were met for fiscal year 2008. Corporate performance-based bonuses were paid on that basis and are reported in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." Mr. Tagliamonte joined ImmunoGen on November 27, 2007, and the amounts shown in this row for him have been appropriately pro-rated.

(4)
These stock option awards were granted under our 2006 Plan. The grant date fair values of these awards have been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 7.05 years; expected risk-free interest rate of 3.73%, which is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life, expected stock volatility of 64.95%; and expected dividend yield of 0%. These awards are also described in the Outstanding Equity Awards at Fiscal Year-End Table.

(5)
This stock option award was granted under our 2006 Plan. The grant date fair value of this award has been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 7.80 years; expected risk-free interest rate of 3.61%, which is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life; expected stock volatility of 79.31%; and expected dividend yield of 0%. This award is also described in the Outstanding Equity Awards at Fiscal Year-End Table.

Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table shows information on all outstanding stock options and unvested restricted stock awards held by the named executive officers at the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mitchel Sayare, Ph.D.	80,000	—		$2.25	1/14/2009
	85,000	—		6.78	1/19/2010
	165,000	—		20.75	1/25/2011
	150,000	—		3.95	6/5/2012
	95,000	—		3.91	6/12/2013
	75,000	—		6.27	6/17/2014
	75,000	—		5.35	6/9/2015
	50,000	25,000	(2)	3.19	6/8/2016
	53,334	106,666	(3)	5.77	6/12/2017
	—	140,000	(4)	3.30	6/11/2018
Daniel M. Junius	150,000	50,000	(5)	5.74	5/9/2015
	43,333	21,667	(2)	3.19	6/8/2016
	26,667	53,333	(3)	5.77	6/12/2017
	—	70,000	(4)	3.30	6/11/2018
John M. Lambert, Ph.D.	54,000	—		2.25	1/14/2009
	70,000	—		6.78	1/19/2010
	94,500	—		20.75	1/25/2011
	80,000	—		3.95	6/5/2012
	45,000	—		3.91	6/12/2013
	35,000	—		6.27	6/17/2014
	35,000	—		5.35	6/9/2015
	23,333	11,667	(2)	3.19	6/8/2016
	20,000	40,000	(3)	5.77	6/12/2017
	—	52,500	(4)	3.30	6/11/2018
John A. Tagliamonte	—	100,000	(6)	4.91	11/27/2017
	—	9,000	(4)	3.30	6/11/2018

(1)
All option awards granted ImmunoGen are subject to time-based vesting. Accordingly, there are no unearned option awards outstanding. Securities underlying options are shares of our common stock.

(2)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (June 8, 2006), contingent in each case on the executive remaining an employee of ImmunoGen as of each such date.

(3)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (June 12, 2007), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(4)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (June 11, 2008), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(5)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (May 9, 2005), contingent on Mr. Junius remaining an employee of ImmunoGen as of each such date.

(6)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (November 27, 2007), contingent on Mr. Tagliamonte remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

Options Exercised

        The following table shows information regarding stock option exercises by the named executive officers during the last fiscal year.

Option Exercises

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Michel Sayare, Ph.D.	229,166	$907,270
Daniel M. Junius	—	—
John M. Lambert, Ph.D.	—	—
John A. Tagliamonte	—	—

(1)
Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in some cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amount shown represents the aggregate difference between the option exercise prices and the market prices on the dates of exercise of the options, which is the amount that would have been realized if the shares had been sold immediately upon exercise of the options.

Potential Payments Upon Termination or Change in Control

         Employment Agreements.    We have entered into employment agreements with each named executive officer providing for, among other things, certain benefits in connection with the termination of the executive's employment with us. If the executive's employment is terminated by us for cause, or as a result of the executive's death or disability, or by the executive's voluntary resignation, the executive will be paid his base salary through the termination date, his accrued but unused vacation, any unreimbursed expenses, and his annual bonus related to the most recently completed fiscal year, if not already paid. "Cause" is defined in each agreement to include the executive's intentional act or omission that materially harms ImmunoGen, willful failure or refusal to follow the lawful and proper directives of the CEO or the Board; conviction of the executive for a felony; material fraud or theft relating to ImmunoGen; or breach of our Code of Corporate Conduct, Senior Officer and Financial Personnel Code of Ethics or other contractual obligation to ImmunoGen.

        If the termination is a result of the executive's disability, the executive is also entitled to receive an additional payment equal to four months (or, in the case of the CEO, six months), of the executive's then-current base salary. Assuming that each of the named executive officers' employment had been terminated as a result of the executive's disability on June 30, 2008, these additional payments would have been as follows: Dr. Sayare—$231,840; Mr. Junius—$115,500; Dr. Lambert—$98,350; and Mr. Tagliamonte—$82,333.

        Each named executive officer is also entitled to certain additional benefits in connection with the termination of the executive's employment without cause as follows:

  •
  Continuation of base salary for 12 months (or in the case of our CEO, 18 months);

  •
  Continuation of medical insurance coverage for 18 months under the same terms available to our active employees; and

  •
  Vesting as of the termination date of that portion of the executive's unvested stock options and unvested restricted stock awards, if any, that would have vested during the 12 months following the termination date.

        Payment of the above-described benefits is subject to the release by the executive of all his claims against ImmunoGen other than claims that arise from ImmunoGen's obligations under the employment agreement.

        Each agreement continues in effect through November 30, 2008 (or in the case of Mr. Tagliamonte, November 27, 2009), subject to automatic one-year extensions thereafter unless notice is given of our or the executive's intention not to extend the term of the agreement.

        The following table illustrates the potential benefits that would have been received by the named executive officers under the employment agreements described above, assuming we had terminated each executive's employment without cause on June 30, 2008, and using the closing price ($3.06) of our common stock on the NASDAQ Global Market on that date.

Potential Payments Upon Termination of Employment Without Cause
(Not For a Disability and Not Following a Change in Control)

Name	Salary Continuation	Stock Option Acceleration(1)	Healthcare Continuation(2)	Total
Mitchel Sayare, Ph.D.	$695,520	—	$23,895	$719,415
Daniel M. Junius	346,500	—	23,895	370,395
John M. Lambert, Ph.D.	295,049	—	23,895	318,944
John A. Tagliamonte	247,000	—	23,895	270,895

(1)
Any amounts shown in this column would have represented aggregate value realized based on the difference between $3.06 and the exercise price of any in-the-money unvested stock option which would have become exercisable upon termination of the executive's employment without cause, multiplied in each case by the number of shares subject to such option. The per share exercise prices of all unvested stock options held by the named executive officers were in each case greater than $3.06, and therefore no payment is shown for the accelerated vesting of those options.

(2)
Amounts represent 18 months of healthcare coverage at COBRA rates for the type of coverage ImmunoGen carried for each named executive officer as of June 30, 2008.

         Severance Agreements.    We have also entered into severance agreements with each named executive officer providing for certain benefits in the event of a change in control of ImmunoGen. A change in control includes any of the following events:

  •
  the acquisition by any person of 50% or more of our outstanding common stock pursuant to a transaction which our Board of Directors does not approve;

  •
  a merger or consolidation of ImmunoGen, whether or not approved by our Board, where our voting securities remain outstanding and continue to represent, or are converted into securities of the surviving corporation (or its parent) representing, less than 50% of the total voting power of the surviving entity (or its parent) following such transaction;

  •
  our shareholders approve an agreement for the sale of all or substantially all of ImmunoGen's assets; or

  •
  the "incumbent directors" cease to constitute at least a majority of the members of our Board. "Incumbent directors" include the current members of our Board, plus any future members who are elected or nominated for election by at least a majority of the incumbent directors at the time of such election or nomination, with certain exceptions relating to actual or threatened proxy contests relating to the election of directors to our Board.

        Each named executive officer is entitled to severance benefits if, within the period of two months before or 24 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. "Cause" is defined in each agreement in the same manner as in the employment agreements described above. "Good reason" is defined in each agreement to include the occurrence of the following events without the executive's consent: a change in the principal location at which the executive performs his duties for us to a new location that is at least 40 miles from the prior location; a material change in the executive's authority, functions duties or responsibilities as compared to his current standing; or a reduction in the executive's base salary or target annual bonus.

        Severance benefits under each agreement include the following:

  •
  Payment of 100% of the executive's target bonus under our annual executive bonus program for the fiscal year in which termination of employment occurs, pro-rated by the number of calendar days the executive is employed by us during such fiscal year;

  •
  A lump sum payment equal to 1.5 times the executive's then current annual base salary (or in the case of our CEO, 2 times);

  •
  Continuation of medical insurance coverage for 18 months (or in the case of our CEO, 24 months) under the same terms available to our active employees; and

  •
  Vesting of 100% of the executive's unvested stock options and unvested restricted stock awards and other similar rights.

        Payment of the above-described severance benefits is subject to the named executive officer releasing all his or her claims against ImmunoGen other than claims that arise from ImmunoGen's obligations under the severance agreement. In addition, the severance benefits will replace any similar compensation that may be provided to the executive under any other agreement or arrangement in relation to termination of employment, with certain exceptions.

        Each agreement provides for a reduction of payments and benefits to be received by the named executive officer pursuant to a change in control to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Internal Revenue Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by ImmunoGen of the executive's legal fees and expenses incurred in connection with the agreement.

        Each agreement continues in effect through November 30, 2008 (or in the case of Mr. Tagliamonte, November 27, 2009), subject to automatic one-year extensions thereafter unless notice is given of our or the executive's intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement.

        The following table illustrates the potential benefits that would have been received by the named executive officers under the severance agreements described above, assuming we had terminated each executive's employment without cause on June 30, 2008 following a change in control occurring on that date, and using the closing price ($3.06) of our common stock on the NASDAQ Global Market on that date.

Potential Payments Upon Termination of Employment Following a Change in Control
(Without Cause and Not for a Disability)

Name	Salary/Bonus Lump Sum(1)	Stock Option Acceleration(2)	Healthcare Continuation(3)	Total
Mitchel Sayare, Ph.D.	$980,104	—	$31,859	$1,011,963
Daniel M. Junius	547,341	—	23,895	571,236
John M. Lambert, Ph.D.	462,711	—	23,895	486,606
John A. Tagliamonte	382,447	—	23,895	406,342

(1)
Amounts represent the salary-based lump sum payments described above and the difference between each executive's target bonus for fiscal year 2008 and the amount previously paid to the executive under our annual executive bonus program for fiscal year 2008.

(2)
Any amounts shown in this column would have represented payment of the difference between $3.06 and the exercise price of any in-the-money unvested stock option which would have become exercisable upon termination of the executive's employment without cause following a change in control, multiplied in each case by the number of shares subject to such option. The per share exercise prices of all unvested stock options held by the named executive officers were in each case greater than $3.06, and therefore no payment is shown for the accelerated vesting of those options.

(3)
Amounts represent 18 months (or in the case of Dr. Sayare, 24 months) of healthcare coverage at COBRA rates for the type of coverage ImmunoGen carried for each named executive officer as of June 30, 2008.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to ImmunoGen's Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

                      By the Compensation Committee of the Board of
                      Directors of ImmunoGen, Inc.

                      Mark Skaletsky, Chairman
                      Joseph J. Villafranca, Ph.D.
                      Richard J. Wallace

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed ImmunoGen's audited financial statements for the fiscal year ended June 30, 2008, and discussed these financial statements with ImmunoGen's management. The Audit Committee also has reviewed and discussed the audited financial statements and the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90, as amended ("Communication with Audit Committees"), with Ernst & Young LLP, ImmunoGen's independent registered public accounting firm. In addition, the Audit Committee received the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and has discussed with Ernst & Young LLP its independence.

        Based on its review and the discussions referred to above, the Audit Committee recommended to ImmunoGen's Board that the audited financial statements be included in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

                      By the Audit Committee of the Board of
                      Directors of ImmunoGen, Inc.

                      Stephen C. McCluski, Chairman
                      David W. Carter
                      Mark Skaletsky

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended June 30, 2008, and has been selected by our Audit Committee to serve as our independent registered public accounting firm of the fiscal year ending June 30, 2009. We expect that a representative of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

What were the fees of our independent registered public accounting firms for services rendered to us during the last two fiscal years?

        The aggregate fees for professional services rendered for us by Ernst & Young LLP for the fiscal years ended June 30, 2008 and 2007 were as follows:

	2008	2007
Audit	$310,000	$308,000
Audit-Related	58,200	14,500
Tax	—	2,000
All Other	—	—

	$368,200	$324,500

        Audit fees for fiscal years 2008 and 2007 were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting as well as reviews of the financial statements included in each of our quarterly reports on Form 10-Q.

        Audit-related fees for fiscal year 2008 were for consents relating to registration statements. Audit-related fees for fiscal year 2007 were for consents to a registration statement and services rendered in connection with our response to a comment letter from the SEC.

        Tax fees for fiscal year 2007 were for foreign stock option and withholding tax advice.

What is the Audit Committee's pre-approval policy?

        The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $100,000, plus reasonable and customary out-of-pocket expenses, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting.

        The pre-approval requirement is waived with respect to the provision of non-audit services by our independent registered public accounting firm if (1) the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved by the committee or by one or more of its members to whom authority to grant such approvals has been delegated by the committee prior to the completion of the independent registered public accounting firm's audit. During fiscal years 2008 and 2007, none of the non-audit services provided to us by our independent registered public accounting firm was required to be approved by the Audit Committee pursuant to the so-called "de minimis" exception described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2008 all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in ImmunoGen's proxy statement relating to the 2009 annual meeting of shareholders must be received at our principal executive offices on or before June 3, 2009.

        In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2009 annual meeting of shareholders, notice of them, whether or not they are included in ImmunoGen's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary on or before August 17, 2009. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

        It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

        The SEC has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy materials (including the Notice) and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Mellon Investor Services LLC,

Newport Office Center VII, 480 Washington Boulevard, Jersey City, New Jersey 07310, telephone number (888) 810-7458. Shareholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request "householding" of their communications should contact their broker or Mellon Investor Services LLC.

OTHER MATTERS

        We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2008 (without exhibits) without charge by writing to: Investor Relations, ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451.

                      By Order of the Board of Directors

                      CRAIG BARROWS, Secretary

October 1, 2008

EXHIBIT A

IMMUNOGEN, INC.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
(as amended on September 24, 2008(1))

(1)
Amendment to Section 3(a) is subject to shareholder approval.

1.
DEFINITIONS.

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

  Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

  Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

  Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

  Board of Directors means the Board of Directors of the Company.

  Cause shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate provided, however that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

  Change of Control means the occurrence of any of the following events:

  (i)
  Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

  (ii)
  Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  (iii)
  Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of November 11, 2006, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

  Code means the United States Internal Revenue Code of 1986, as amended.

  Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

  Common Stock means shares of the Company's common stock, $.01 par value per share.

        Company means ImmunoGen, Inc., a Massachusetts corporation.

  Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

  Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

  Fair Market Value of a Share of Common Stock means:

  (1)
  If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date, which is the date of grant, and if such applicable date is not a trading day, the last market trading day prior to such date;

  (2)
  If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date, which is the date of grant, and if such applicable date is not a trading day, the last market trading day prior to such date; and

  (3)
  If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

  Non-Qualified Option means an option which is not intended to qualify as an ISO.

  Option means an ISO or Non-Qualified Option granted under the Plan.

  Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

  Plan means this ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan.

  Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

  Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

  Stock Grant means a grant by the Company of Shares under the Plan.

  Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

  Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.
PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.
SHARES SUBJECT TO THE PLAN.

        (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) ~~2,500,000~~ 4,500,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company's Restated Stock Option Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after November 11, 2006, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of this Plan; provided, however, that no more than 5,900,000 Shares shall be added to the Plan pursuant to this provision.

        (b)   If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitations set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.
ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

  a.
  Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

  b.
  Determine which Employees, directors and consultants shall be granted Stock Rights;

  c.
  Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

  d.
  Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

  e.
  Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.
ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified

Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.
TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

  a.
  Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

  i.
  Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

  ii.
  Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

  iii.
  Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, provided that each Non-Qualified Option shall terminate not more than ten years from the date of the grant. Each Option Agreement may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

  iv.
  Option Conditions: Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

  A.
  The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

  B.
  The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

  b.
  ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the

    Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

    i.
    Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

    ii.
    Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

    A.
    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

    iii.
    Term of Option: For Participants who own:

    A.
    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

    iv.
    Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.
TERMS AND CONDITIONS OF STOCK GRANTS.

        Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

  (a)
  Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Massachusetts General Corporation Law on the date of the grant of the Stock Grant;

  (b)
  Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

  (c)
  Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.
TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards, stock units deferred or otherwise. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.
EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee, if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.
ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

        The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.
RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

12.
ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

  b.
  Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

  c.
  The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

  d.
  Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

  e.
  A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

  f.
  Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

  a.
  All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

  (i)
  To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

  (ii)
  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

  b.
  A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant's Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

  c.
  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.
EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

  (i)
  To the extent that the Option has become exercisable but has not been exercised on the date of death; and

  (ii)
  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant's date of death.

  b.
  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.
EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

        In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

        For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company's forfeiture or repurchase rights have not lapsed.

19.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause:

  a.
  All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the Company's right to repurchase all of such Participant's Shares shall apply.

20.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.
EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant's death.

22.
PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

  a.
  The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

      "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

  b.
  At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.
DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.
ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement:

        a.    Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

        b.    Corporate Transactions.    If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (all Options being made fully exercisable for purposes of this Subparagraph), over the exercise price thereof.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

        c.    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

        d.    Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

        e.    Modification of ISOs.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25.
ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.
FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.
CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.
WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

29.
NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.
TERMINATION OF THE PLAN.

        The Plan will terminate on September 4, 2016, 10 years from the date of the adoption of the Plan by the Board, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.
AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock

Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. In addition, if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the Nasdaq rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.
EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.
GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

IMMUNOGEN, INC.
IMMUNOGEN, INC. 830 WINTER STREET WALTHAM, MA 02451	WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE
SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Immunogen, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Immunogen, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                IMUNG1                                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUNOGEN, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Vote on Directors
Item 2. Election of Directors	☐	☐	☐

Nominees:
01)	Mitchel Sayare, Ph.D.	05)	Nicole Onetto, MD
02)	David W. Carter	06)	Stephen C. McCluski
03)	Mark Skaletsky	07)	Richard J. Wallace
04)	Joseph J. Villafranca Ph.D.	08)	Daniel M. Junius

	For	Against	Abstain
Item 1. To fix the number of members of the Board of Directors at eight (8):	☐	☐	☐

Item 3. To approve an amendment to the 2006 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder:	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person. Please return this proxy promptly in the enclosed envelope.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

—FOLD AND DETACH HERE—

PROXY	PROXY

IMMUNOGEN, INC.

PROXY SOLICITED BY THE BOARD OF
DIRECTORS OF IMMUNOGEN, INC. FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2008

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 1, 2008, and does hereby appoint Mitchel Sayare and Daniel M. Junius or either of them (the "proxies"), as the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 830 Winter Street, Waltham, Massachusetts on Wednesday, November 12, 2008, at 11:00 a.m., Eastern Standard Time, and at any adjournments thereof.

PLEASE FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)